Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2016, with respect to the combined financial statements of Vistana Signature Experiences, Inc. included in the Registration Statement (Form S-4 No. 333-208567) and related proxy statement/prospectus of Interval Leisure Group, Inc. for the registration of 72,371,970 shares of its common stock.

/s/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida

March 9, 2016